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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) JULY 12, 1996


                             POLYPHASE CORPORATION
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            (Exact name of registrant as specified in its charter)


            NEVADA                        1-9083                 23-2708876
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(State or other jurisdiction of      (Commission File         (IRS Employer
        incorporation)                    Number)           Identification No.)



          16885 DALLAS PARKWAY, DALLAS, TEXAS                      75248
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        (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (214) 732-0010

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ITEM 5.  OTHER EVENTS
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     On July 12, 1996, but effective as of July 1, 1996, Polyphase Corporation
(the "Company"), sold 51% of the outstanding capital stock (the "Stock") of its wholly owned subsidiary, PC Networx America, Inc. ("PCNA") to Letronix Acquisition Corp. ("Acquisition") pursuant to a Stock Purchase Agreement dated as of June 28, 1996 (the "Stock Purchase Agreement"). PCNA's sole assets consisted of the outstanding capital stock of the following corporations:
Network America, Inc., PC Repair of Florida, Inc., Letronix, Inc. and Register-Mate, Inc. (the "Subsidiaries").

     The consideration for the Stock consisted of $475,000 in cash, 1,175,000 shares of Acquisition's Class A Preferred Stock (the "Preferred Stock"), and a secured promissory note (the "Note") from Acquisition in the original principal amount of $850,000 and bearing interest at 7% per annum. Interest on the Note is payable in arrears every six months, commencing on the last business day of December, 1996 and continuing up to and including the last business day of December, 1997. On January 1, 1998, all principal and accrued but unpaid interest on the Note is due and payable. The principal amount of the Note is subject to adjustment (up or down) depending on the difference between (i) 51% of the book value of the outstanding Common Stock of PCNA on June 30, 1996 and
(ii) $2,500,000.  The Note is secured by the Stock.

     The sale of the Stock left the Company with a 49% equity ownership of PCNA, consisting of an aggregate of 980,000 shares (the "Remaining Shares") of Common Stock. In connection with the sale of the Stock, the Company granted Acquisition an option to purchase up to 200,000 of the Remaining Shares (the "Optioned Shares") at a price per share ranging from 1.25 times to 1.75 times the book value of the Common Stock of PCNA as of June 30, 1996. Such option is exercisable at any time on or prior to the 545th day (the "Termination Date") following the date on which the registration statement relating to a proposed registered spin-off (the "Spin-off") by the Company of 600,000 of the Remaining Shares is first declared effective by the Securities and Exchange Commission (the "Effective Date"). The Company has also granted Acquisition a right of first refusal to purchase at an agreed to valuation (i) prior to the Termination Date, any of the Remaining Shares other than the Optioned Shares and (ii) on or after the Termination Date, any of the Remaining Shares. This right of first refusal is exercisable on any sales proposed to be made by the Company on or prior to June 28, 1999. If the Effective Date does not occur on or before December 28, 1996, Acquisition has the option to purchase from the Company 600,000 of the Remaining Shares for the consideration described in Section 2(a) of the Stock Purchase Agreement.

     Acquisition has agreed to vote in its shares of Common Stock of PCNA to elect one (1) designee of the Company to the board of directors of PCNA, which may not consist of more than seven (7) numbers.

     The terms of the stock sale, the options granted by the Company and the right of first refusal granted by the Company are set forth in the Stock Purchase Agreement, that certain Secured Promissory Note, dated as of June 28, 1996, that certain Security and Pledge Agreement, dated as of June 28, 1996, and that certain Stock Option and Right of First Refusal Agreement, dated as of June 28, 1996. Reference is made to the documents listed above, each of which is

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included as an exhibit to this current report, for a more complete description of the terms and provisions of each such document.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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(a)  Financial Statements of business acquired.

          Not applicable.

(b)  Pro forma financial information.

          Not applicable.

(c)  Exhibits.

     1.   Stock Purchase Agreement, dated as of June 28, 1996.

     2.   Secured Promissory Note, dated as of June 28, 1996.

     3.   Security and Pledge Agreement, dated as of June 28, 1996.

     4. Stock Option and Right of First Refusal Agreement, dated as of June 28, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    POLYPHASE CORPORATION
                                    (Registrant)


Date: August 1, 1996                By: /s/ Paul A. Tanner
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                                    Paul A. Tanner
                                    President